Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
SUPERVALU INC.:
We consent to the incorporation by reference in the registration statements No. 333‑200039 on Form S‑3; and No. 333‑83977, No. 333‑132397, and No. 333‑191144 on Form S‑4; and No. 33‑16934, No. 33‑50071, No. 333‑10151, No. 333‑89157, No. 333‑32354, No. 333‑44570, No. 333‑100913, No. 333‑134671, No. 333‑143859, No. 333‑158832, No. 333‑182757, No. 333‑188141, No. 333‑191301, No. 333‑197760, and No. 333‑212883 on Form S‑8 of SUPERVALU INC. of our report dated April 24, 2018, with respect to the consolidated balance sheets of SUPERVALU INC. and subsidiaries as of February 24, 2018 and February 25, 2017, and the related consolidated statements of operations, comprehensive income, stockholders’ equity (deficit), and cash flows for each of the fiscal years in the three-year period ended February 24, 2018, and the effectiveness of internal control over financial reporting as of February 24, 2018, which report appears in the February 24, 2018 annual report on Form 10-K of SUPERVALU INC.
/s/ KPMG LLP
Minneapolis, Minnesota
April 24, 2018